                                                                    EXHIBIT 99.2
                                                                    ------------


                                View Tech, Inc.
                     Consolidated Statements of Operations

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
                                                     Three Months Ended
                                                         December 31,
                                                ----------------------------
                                                    1998             1997
                                                ------------    ------------
                                                         (Unaudited)
Revenues:

  Product sales and service revenues             $10,222,831    $10,207,645

  Agency commissions                               4,421,436      4,502,805
                                                 -----------    -----------

                                                  14,644,267     14,710,450
                                                 -----------    -----------

Costs and expenses:

  Costs of goods sold                              6,897,059      6,934,804

  Sales, general and administrative                6,924,345      7,637,225

  Restructuring and other costs                           --             --
                                                 -----------    -----------

                                                  13,821,404     14,572,029
                                                 -----------    -----------

Income from operations                               822,863        138,421

Other Expense                                       (110,250)      (101,551)
                                                 -----------    -----------

Income before income taxes                           712,613         36,870

Provision for income taxes                                --             --
                                                 -----------    -----------

Net  income                                      $   712,613    $    36,870
                                                 ===========    ===========


Earnings per common share
 assuming dilution                               $      0.10    $      0.01
                                                 ===========    ===========

Weighted average shares outstanding                7,317,150      6,517,785
                                                 ===========    ===========

Weighted average shares outstanding
  assuming dilution                                7,436,086      7,346,669
                                                 ===========    ===========
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